EXHIBIT 24.1
POWER OF ATTORNEY - BRIDGEPOINT EDUCATION, INC. DIRECTORS
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of BRIDGEPOINT EDUCATION, INC., a Delaware corporation (the “Company”), hereby nominates and appoints ANDREW S. CLARK and KEVIN ROYAL, and each of them acting or signing singly, as such director's agents and attorneys-in-fact, in such director's respective name and in the capacity or capacities indicated below, to execute and/or file with the Securities and Exchange Commission (the “SEC”), with all exhibits thereto and other documents filed in connection therewith or constituting a part thereof:
(1)    a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of additional shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company that may be issued, effective as of January 1, 2017, pursuant to Section  5(b) of the Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended) (the “2009 Plan”); and
(2)    any one or more amendments to any part of the Registration Statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep the Registration Statement effective or to terminate its effectiveness.
Section 5(b) of the 2009 Plan provides that the maximum aggregate number of shares of Common Stock that may be issued under the 2009 Plan will be increased on January 1, 2017 by a number of shares of Common Stock equal to the lesser of (i) two percent (2%) of the number of shares of Common Stock issued and outstanding on December 31, 2016, (ii) 1,300,000 shares of Common Stock, or (iii) an amount determined by the Company's Board of Directors.
Further, each of the undersigned does hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and to execute and file any and all documents with the SEC or state regulatory agencies necessary, proper or convenient in their opinion to comply with the Securities Act and the rules and regulations or orders of the SEC or state regulatory agencies adopted or issued pursuant thereto, to the end that the Registration Statement shall become effective under the Securities Act and any other applicable law.
Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointed agents and attorneys-in-fact may take, execute or file pursuant to the foregoing with the same force and effect as though such action had been taken or such document had been executed or filed by the undersigned, respectively.
This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Signature	Title	Date

/s/ Ryan Craig	Director	January 11, 2017
Ryan Craig

/s/ Dale Crandall	Director	January 11, 2017
Dale Crandall

/s/ Patrick T. Hackett	Director	January 11, 2017
Patrick T. Hackett

/s/ Robert Hartman	Director	January 11, 2017
Robert Hartman

/s/ Kenneth I. Juster	Director	January 11, 2017
Kenneth I. Juster

/s/ Victor K. Nichols	Director	January 11, 2017
Victor K. Nichols